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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  Form 8-K



                               CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 30, 2004



                           AMERITYRE CORPORATION
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        (Exact name of registrant as specified in its charter)


          NEVADA                    33-94318-C             87-0535207
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



                1501 Industrial Road, Boulder City, Nevada  89005
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                     (Address of principal executive office)


Registrant's telephone number, including area code: (702) 294-2689
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                          Item 8.01. Other Events


On September 27, 2004, Amerityre Corporation (the "Company") filed a preliminary proxy statement with the Securities and Exchange Commission relating to certain proposals to elect its board of directors, ratify the selection of its independent auditor and increase its authorized capital. The proposals are being submitted to shareholders in connection with the Company's annual meeting, scheduled to be held November 15, 2004, in Henderson, Nevada.

In connection with increasing its authorized capital, the Company proposed to amend its articles of incorporation to increase the authorized shares of common stock from 25,000,000 shares to 100,000,000.

The purpose of the proposed increase in authorized capital is to allow the Company the ability to issue additional shares to fund additional development activities, further capitalize the Company's operations and future marketing and sales programs.

The Company has reconsidered its proposal to increase the authorized class of common stock to 100,000,000 shares and decided to reduce the proposed increase to 40,000,000 shares, a number it believes is reasonable in relation to the purpose for which authorization has been requested.

Proxy materials will be mailed on or about October 15, 2004, to all shareholders entitled to vote at the Company's annual meeting. Only holders of record of the Company's issued and outstanding shares of common stock at September 30, 2004 are entitled to notice and to vote at the annual meeting.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       AMERITYRE CORPORATION



Date: September 30, 2004               /S/ Richard A. Steinke, C.E.O.